Exhibit 99.1

TRANSACTIONS
Except as previously disclosed in this Schedule 13D, as amended, the following table sets forth all transactions by the Reporting Persons (on behalf of the Funds or Accounts) with respect to the securities of Core Scientific, Inc. effected since February 19, 2026, inclusive of any transactions effected through 4:00 p.m., New York City time, on March 4, 2026. Except as otherwise noted below, all such transactions were purchases or sales of securities of Core Scientific, Inc. effected in the open market, and the table excludes commissions paid in per share prices.

TWO SEAS GLOBAL (MASTER) FUND LP

Type of Security	Amount Purchased/(Sold)	Price Per Security ($) or Contract*	Date of Purchase/Sale
Common Stock	150,000	17.274 (1)	2/20/2026
Common Stock	(326,074)	17.524 (2)	2/24/2026
Common Stock	(100,000)	17.800 (3)	2/24/2026
Common Stock	(100,000)	17.900	2/24/2026
Common Stock	(100,000)	17.900 (4)	2/24/2026
Common Stock	(100,000)	17.950	2/24/2026
Common Stock	202,586	18.031 (5)	2/25/2026
Common Stock	202,586	16.777 (6)	2/27/2026
Common Stock	202,586	16.908 (7)	2/27/2026
Common Stock	(150,000)	17.151 (8)	3/2/2026
Call Option (Exercise Price $20, Expiration 4/17/26)	(24,310) contracts relating to (2,431,000) shares	1.268	3/2/2026
Put Option (Exercise Price $14, Expiration 4/17/26)	(24,310) contracts relating to (2,431,000) shares	1.210	3/2/2026
Put Option (Exercise Price $17, Expiration 4/17/26)	24,310 contracts relating to 2,431,000 shares	2.656	3/2/2026
Common Stock	250,000	15.290 (9)	3/3/2026
Common Stock	202,138	15.536 (10)	3/3/2026

TWO SEAS STRATEGIC INVESTMENT FUND LP

Type of Security	Amount Purchased/(Sold)	Price Per Security ($) or Contract*	Date of Purchase/Sale
Common Stock	(63,026)	17.524 (11)	2/24/2026
Common Stock	40,423	18.031 (12)	2/25/2026
Common Stock	40,423	16.777 (13)	2/27/2026
Common Stock	40,423	16.908 (14)	2/27/2026
Call Option (Exercise Price $20, Expiration 4/17/26)	(4,851) contracts relating to (485,100) shares	1.268	3/2/2026
Put Option (Exercise Price $14, Expiration 4/17/26)	(4,851) contracts relating to (485,100) shares	1.210	3/2/2026
Put Option (Exercise Price $17, Expiration 4/17/26)	4,851 contracts relating to 485,100 shares	2.656	3/2/2026
Common Stock	40,805	15.536 (15)	3/3/2026

ACCOUNTS

Type of Security	Amount Purchased/(Sold)	Price Per Security ($) or Contract*	Date of Purchase/Sale
Common Stock	(3,270)	17.524 (16)	2/24/2026
Common Stock	(7,630)	17.524 (17)	2/24/2026
Common Stock	2,097	18.031 (18)	2/25/2026
Common Stock	4,894	18.031 (19)	2/25/2026
Common Stock	2,097	16.777 (20)	2/27/2026
Common Stock	2,097	16.908 (21)	2/27/2026
Common Stock	4,894	16.777 (22)	2/27/2026
Common Stock	4,894	16.908 (23)	2/27/2026
Call Option (Exercise Price $20, Expiration 4/17/26)	(252) contracts relating to (25,200) shares	1.268	3/2/2026
Put Option (Exercise Price $14, Expiration 4/17/26)	(252) contracts relating to (25,200) shares	1.210	3/2/2026
Put Option (Exercise Price $17, Expiration 4/17/26)	252 contracts relating to 25,200 shares	2.656	3/2/2026
Call Option (Exercise Price $20, Expiration 4/17/26)	(587) contracts relating to (58,700) shares	1.268	3/2/2026
Put Option (Exercise Price $14, Expiration 4/17/26)	(587) contracts relating to (58,700) shares	1.210	3/2/2026
Put Option (Exercise Price $17, Expiration 4/17/26)	587 contracts relating to 58,700 shares	2.656	3/2/2026
Common Stock	2,117	15.536 (24)	3/3/2026
Common Stock	4,940	15.536 (25)	3/3/2026

*Prices reflected on a per share basis. Each option is subject to a 100 contract multiplier.
(1) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $17.16 to $17.32, inclusive. The Reporting Persons undertake to provide to the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased or sold, as applicable, at each separate price within the ranges set forth in footnotes (1) – (25).
(2) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $17.50 to $17.60, inclusive.
(3) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $17.80 to $17.82, inclusive.
(4) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $17.90 to $17.94, inclusive.
(5) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $17.90 to $18.08, inclusive.
(6) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $16.32 to $17.00, inclusive.
(7) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $16.66 to $17.00, inclusive.
(8) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $17.15 to $17.19, inclusive.
(9) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.22 to $15.3712, inclusive.
(10) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.24 to $15.96, inclusive.
(11) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $17.50 to $17.60, inclusive.
(12) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $17.90 to $18.08, inclusive.
(13) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $16.32 to $17.00, inclusive.
(14) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $16.66 to $17.00, inclusive.
(15) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.24 to $15.96, inclusive.
(16) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $17.50 to $17.60, inclusive.
(17) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $17.50 to $17.60, inclusive.
(18) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $17.90 to $18.08, inclusive.
(19) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $17.90 to $18.08, inclusive.
(20) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $16.32 to $17.00, inclusive.
(21) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $16.66 to $17.00, inclusive.
(22) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $16.32 to $17.00, inclusive.
(23) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $16.66 to $17.00, inclusive.
(24) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.24 to $15.96, inclusive.
(25) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.24 to $15.96, inclusive.